Sterling Reports First Quarter 2023 Results with Successful Execution Towards 2023 Goals and Long-Term Strategy
Reaffirming 2023 Full Year Guidance for Revenues, Adjusted EBITDA and Adjusted Net Income

NEW YORK, May 9, 2023 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

All results compared to prior-year period.

•Revenues decreased 6.6% year-over-year to $179.3 million. Organic constant currency revenue decreased 7.1% and inorganic revenue growth was 1.5%.

•GAAP net income decreased year-over-year to $0.6 million, or $0.01 per diluted share, compared to GAAP net income of $6.2 million, or $0.06 per diluted share, for the prior year period.

•Adjusted EBITDA decreased 4.4% year-over-year to $45.6 million. Adjusted EBITDA Margin increased 60 bps year-over-year to 25.4%.

•Adjusted Net Income decreased 4.6% year-over-year to $23.3 million. Adjusted Earnings Per Share - diluted decreased 4.0% year-over-year to $0.24 per diluted share.
Organic constant currency revenue growth (decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.

Josh Peirez, Sterling CEO, said, “The first quarter of 2023 was a period of successful execution towards our 2023 goals and long-term strategy. Our organic constant currency revenue was slightly favorable to our previous expectations, driven by market share gains in our core business, expansion of our fast-growing products such as Identity Verification, and integration of our two recent M&A deals. Our cost optimization programs are also well underway, aimed at building a more scalable and profitable company for the long-term through focused automation, efficiency, and process re-engineering initiatives. During the first quarter, the combination of these cost initiatives and financial discipline drove solid margin expansion, which we believe is a compelling first step towards realizing significant margin expansion in 2023 and beyond.”

First Quarter 2023 Results

	Three Months Ended March 31,
	2022	2023	Change
(in thousands, except per share data and percentages)
Revenues	$191,972	$179,274	(6.6)%
Net income	$6,236	$591	(90.5)%
Net income margin	3.2%	0.3%	(290) bps
Net income per share - diluted	$0.06	$0.01	(83.3)%
Adjusted EBITDA(1)	$47,636	$45,555	(4.4)%
Adjusted EBITDA Margin(1)	24.8%	25.4%	60 bps
Adjusted Net Income(1)	$24,401	$23,286	(4.6)%
Adjusted Earnings Per Share - diluted	$0.25	$0.24	(4.0)%
_______________________
(1) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the first quarter of 2023 was $179.3 million, a decrease of $12.7 million, or 6.6%, compared to $192.0 million for the first quarter of 2022. The revenue decrease for the first quarter of 2023 included a 7.1% organic constant currency revenue decrease and 1.0% drag due to the impact of fluctuations in foreign exchange currency rates, partially offset by 1.5% inorganic revenue growth from the acquisitions of Socrates and A-Check. The organic constant currency decrease in revenue was driven by an expected decrease in base business with existing clients, which offset growth from new clients and up-sell / cross-sell.

Balance Sheet and Cash Flow

As of March 31, 2023, cash and cash equivalents were $51.0 million and total debt was $503.6 million, compared to cash and cash equivalents of $103.1 million and total debt of $505.5 million as of December 31, 2022. The decrease in cash during the quarter was primarily driven by the acquisitions of Socrates and A-Check (net purchase price of approximately $49.1 million) and repurchases of Sterling’s common stock (approximately $7.7 million), which offset growth in cash flow from operating activities and free cash flow. Sterling ended the first quarter of 2023 with a net leverage ratio of 2.3x net debt to Adjusted EBITDA. As of March 31, 2023, available borrowings under Sterling’s revolving credit facility, net of letters of credit outstanding, were $193.8 million.

For the three months ended March 31, 2023, Sterling generated net cash provided by operating activities of $11.3 million, compared to net cash provided by operating activities of $3.4 million for the previous year period, an increase of 227.5%. Capital expenditures for the three months ended March 31, 2023 totaled $4.3 million, a decrease of $1.0 million compared to the prior year period. For the three months ended March 31, 2023, Sterling had $7.0 million of free cash flow, compared to $(1.8) million of free cash flow for the prior year period. The increase in free cash flow compared to the prior year period was driven by increased collections, lower cash paid for taxes, and a decrease in purchases of property and equipment, partially offset by higher interest paid.

Free cash flow is a non-GAAP measure. Please see the schedule accompanying this earnings release for a reconciliation of free cash flow to net cash provided by operating activities, its most directly comparable GAAP measure.

Full Year 2023 Guidance

Sterling is providing guidance for full year 2023 as detailed below. There is no change from the previous guidance provided on March 2, 2023. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

(dollars in millions)	Amount	Year-over-year growth

Revenues	$760 - $800	(1.0)% - 4.0%
Adjusted EBITDA	$198 - $218	0.0% - 10.0%
Adjusted Net Income	$106 - $121	0.0% - 14.0%

Sterling’s full-year 2023 guidance ranges reflect expectations that existing macroeconomic conditions will continue through the year and the Company’s results improve through the year.

Sterling has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the first quarter of 2023 financial results today, May 9, 2023 at 8:30 AM Eastern Time.

Participants may access the conference call by dialing 1-844-200-6205 (U.S.) or +1-929-526-1599 (outside the U.S.) and using conference code 536428 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403 (U.S.) or +44-204-525-0658 (outside the U.S.), access code 145470. The telephone replay will be available through Tuesday, May 23, 2023.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding Sterling’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or statements regarding future events or performance, contained in this release are forward-looking statements. Sterling has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly Sterling’s most recently filed Annual Report on Form 10-K, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which Sterling operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, Sterling makes use of the non-GAAP financial measures “organic constant currency revenue growth (decline)”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth (decline) is calculated by adjusting for inorganic revenue growth (decline), which is defined as the impact to revenue growth (decline) in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. For the three months ended March 31, 2022 and 2023, we have provided the impact of revenue from the acquisitions of Employment Background Investigations, Inc. (“EBI”) in November 2021 and Socrates and A-Check during the first quarter of 2023. We present organic constant currency revenue growth (decline) because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under GAAP. In particular, organic constant currency revenue growth (decline) does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income (loss) adjusted for provision (benefit) for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to the IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our board of directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to the IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. We present Free Cash Flow because we believe it provides cash available for strategic measures, after making necessary capital investments in property and equipment to support ongoing business operations, and provides investors with the same measures that management uses as the basis for making resource allocation decisions. Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported GAAP. Historically, we presented Adjusted Free Cash Flow, defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software and reflecting adjustments for one-time, cash, non-operating expenses related to the IPO. As there are no adjustments related to the IPO for the three months ended March 31, 2022 and 2023, nor in the subsequent periods from such dates, management believes that Free Cash Flow is a more relevant measure.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 110 million searches in the twelve months ended December 31, 2022.

Contacts

Investors
Judah Sokel
IR@sterlingcheck.com

Media
Angela Stelle
Angela.Stelle@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS
STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2023

REVENUES	$191,972	$179,274
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	100,956	94,754
Corporate technology and production systems	12,552	11,952
Selling, general and administrative	42,333	47,451
Depreciation and amortization	20,156	15,122
Impairments of long-lived assets	—	106
Total operating expenses	175,997	169,385
OPERATING INCOME	15,975	9,889
OTHER EXPENSE (INCOME):
Interest expense, net	6,336	8,608
Gain on interest rate swaps	(328)	—
Other income	(354)	(412)
Total other expense, net	5,654	8,196
INCOME BEFORE INCOME TAXES	10,321	1,693
Income tax provision	4,085	1,102
NET INCOME	$6,236	$591
Unrealized loss on hedged transactions, net of tax of $0 and $1,815, respectively	—	(5,159)
Foreign currency translation adjustments, net of tax of $0 and $0, respectively	283	682
Total other comprehensive income (loss)	283	(4,477)
COMPREHENSIVE INCOME (LOSS)	$6,519	$(3,886)

Net income per share attributable to stockholders
Basic	$0.07	$0.01
Diluted	$0.06	$0.01
Weighted average number of shares outstanding
Basic	93,967,819	92,877,506
Diluted	99,186,456	95,350,342

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2022	March 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$103,095	$50,964
Accounts receivable (net of allowance of $3,200 and $3,248 as of December 31, 2022 and March 31, 2023, respectively)	139,579	147,123
Insurance receivable	921	922
Prepaid expenses	13,433	11,201
Other current assets	13,654	16,563
Total current assets	270,682	226,773
Property and equipment, net	10,341	9,600
Goodwill	849,609	877,212
Intangible assets, net	241,036	263,109
Deferred income taxes	4,452	4,518
Operating leases right-of-use asset	20,084	19,652
Other noncurrent assets, net	11,050	11,518
TOTAL ASSETS	$1,407,254	$1,412,382
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,372	$42,132
Litigation settlement obligation	4,165	3,850
Accrued expenses	67,047	57,091
Current portion of long-term debt	7,500	9,375
Operating leases liability, current portion	3,717	3,565
Other current liabilities	12,939	13,974
Total current liabilities	133,740	129,987
Long-term debt, net	493,990	490,434
Deferred income taxes	23,707	30,102
Long-term operating leases liability, net of current portion	16,835	16,574
Other liabilities	2,336	12,681
Total liabilities	670,608	679,778
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized, 97,765,120 shares issued and 96,717,883 shares outstanding as of December 31, 2022; 99,663,997 shares issued and 98,085,706 shares outstanding as of March 31, 2023)	76	95
Additional paid-in capital	942,789	950,813
Common stock held in treasury (1,047,237 and 1,578,291 shares as of December 31, 2022 and March 31, 2023, respectively)	(14,859)	(23,058)
Accumulated deficit	(186,448)	(185,857)
Accumulated other comprehensive loss	(4,912)	(9,389)
Total stockholders’ equity	736,646	732,604
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,407,254	$1,412,382

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(in thousands)	2022	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,236	$591
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	20,156	15,122
Deferred income taxes	3,412	209
Stock-based compensation	5,108	8,043
Impairments of long-lived assets	—	106
Provision for bad debts	308	244
Amortization of financing fees	109	269
Amortization of debt discount	478	194
Deferred rent	—	39
Noncash impact of lease accounting under ASC 842	(55)	—
Unrealized translation (gain) loss on investment in foreign subsidiaries	(393)	135
Changes in fair value of derivatives	(2,464)	—
Interest rate swap settlements	—	23
Gain on disposition of property and equipment	(4)	—
Changes in operating assets and liabilities
Accounts receivable	(20,006)	(3,414)
Prepaid expenses	(869)	2,844
Other assets	(1,736)	(2,534)
Accounts payable	10,255	3,716
Litigation settlement obligation	—	315
Accrued expenses	(12,283)	(12,256)
Other liabilities	(4,807)	(2,364)
Net cash provided by operating activities	3,445	11,282
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,495)	(140)
Purchases of intangible assets and capitalized software	(3,742)	(4,120)
Acquisitions, net of cash acquired	—	(48,802)
Proceeds from disposition of property and equipment	4	7
Net cash used in investing activities	(5,233)	(53,055)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	70	—
Repurchases of common stock	—	(7,711)
Payments of IPO issuance costs	(225)	—
Cash paid for tax withholding on RSA vestings	—	(487)
Payments of long-term debt	(1,615)	(1,875)
Payment of contingent consideration for acquisition	—	(305)
Payments of finance lease obligations	(1)	—
Net cash used in financing activities	(1,771)	(10,378)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(92)	20
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,651)	(52,131)
CASH AND CASH EQUIVALENTS
Beginning of period	47,998	103,095
Cash and cash equivalents at end of period	$44,347	$50,964

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $73 and $90 for the three months ended March 31, 2022 and 2023, respectively	$8,296	$11,602
Income taxes	4,222	2,978
Noncash investing activities
Purchases of property and equipment in accounts payable and accrued expenses	245	69
Noncash purchase price of business combinations	—	4,821

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth (decline), the most directly comparable GAAP measure, to organic constant currency revenue growth (decline) for the three months ended March 31, 2023. For the three months ended March 31, 2023, we have provided the impact of revenue from the acquisitions of Socrates and A-Check.

Three Months Ended March 31, 2023
Reported revenue decline	(6.6)%
Inorganic revenue growth(1)	1.5%
Impact from foreign currency exchange(2)	(1.0)%
Organic constant currency revenue decline	(7.1)%
_______________
(1) Impact to revenue growth (decline) in the current period from M&A activity that has occurred over the past twelve months.
(2) Impact to revenue growth (decline) in the current period from fluctuations in foreign currency exchange rates.

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted EBITDA for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
	2022	2023
(dollars in thousands)
Net income	$6,236	$591
Income tax provision	4,085	1,102
Interest expense, net	6,336	8,608
Depreciation and amortization	20,156	15,122
Stock-based compensation	5,108	8,043
Transaction expenses(1)	1,888	5,126
Restructuring(2)	346	3,273
Technology Transformation(3)	3,762	3,233
Gain on interest rate swaps(4)	(328)	—
Other(5)	47	457
Adjusted EBITDA	$47,636	$45,555
Adjusted EBITDA Margin	24.8%	25.4%
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions. For the three months ended March 31, 2022, costs consisted primarily of $1.5 million of one-time public company transition expenses and $0.3 million related to M&A. For the three months ended March 31, 2023, costs consisted primarily of $2.7 million of M&A related costs for the acquisitions of Socrates and A-Check, $1.1 million of M&A costs for the EBI acquisition primarily due to the acceleration of contract costs related to completion of the EBI platform migration and $1.3 million of registration statement costs, one-time public company transition expenses and expenses related to executing our interest rate swap.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. For the three months ended March 31, 2022, costs consisted of $0.3 million in expenses related to our real estate consolidation program. For the three months ended March 31, 2023, costs consisted of $2.9 million of restructuring-related charges and $0.3 million of real estate consolidation costs.

(3)    Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was complete as of March 31, 2023. For the three months ended March 31, 2022, investment related to Project Ignite was approximately $3.2 million and the remaining $0.6 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform. For the three months ended March 31, 2023, investment related to Project Ignite was approximately $3.1 million. The remaining $0.1 million for the three months ended March 31, 2023 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform.
(4)    Consists of gain on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2023 for additional information on interest rate swaps.
(5) Consists of costs related to loss on foreign currency transactions.

The following table presents the calculation of Net income margin and Adjusted EBITDA Margin for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
	2022	2023
(dollars in thousands)
Net income	$6,236	$591
Adjusted EBITDA	47,636	45,555
Revenues	191,972	179,274
Net income margin	3.2%	0.3%
Adjusted EBITDA Margin	24.8%	25.4%

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
	2022	2023
(in thousands, except per share amounts)
Net income	$6,236	$591
Income tax provision	4,085	1,102
Income before income taxes	10,321	1,693
Amortization of acquired intangible assets	13,764	10,061
Stock-based compensation	5,108	8,043
Transaction expenses(1)	1,888	5,126
Restructuring(2)	346	3,273
Technology Transformation(3)	3,762	3,233
Gain on interest rate swaps(4)	(328)	—
Other(5)	47	457
Adjusted Net Income before income tax effect	34,908	31,886
Income tax effect(6)	10,507	8,600
Adjusted Net Income	$24,401	23,286
Net Income per share – basic	$0.07	$0.01
Net Income per share – diluted	$0.06	$0.01
Adjusted Earnings Per Share – basic	0.26	0.25
Adjusted Earnings Per Share – diluted	0.25	0.24
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation.
(3)    Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.

(4)    Consists of historical gain on non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2023 for additional information on interest rate swaps.
(5)    Consists of costs related to loss on foreign currency transactions.
(6)    Normalized effective tax rates of 30.1% and 27.0% have been used to compute Adjusted Net Income for the three months ended March 31, 2022 and 2023, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

The following table reconciles net income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2022	2023
Net income	$6,236	$591
Less: Undistributed amounts allocated to participating securities	—	—
Undistributed income allocated to stockholders	$6,236	$591

Weighted average number of shares outstanding – basic	93,967,819	92,877,506
Weighted average number of shares outstanding – diluted	99,186,456	95,350,342
Net income per share – basic	$0.07	$0.01
Net income per share – diluted	$0.06	$0.01

Adjusted Net Income	$24,401	$23,286
Less: Undistributed amounts allocated to participating securities	—	—
Undistributed income allocated to stockholders	$24,401	$23,286

Weighted average number of shares outstanding – basic	93,967,819	92,877,506
Weighted average number of shares outstanding – diluted	99,186,456	95,350,342
Adjusted Earnings Per Share - basic	$0.26	$0.25
Adjusted Earnings Per Share - diluted	$0.25	$0.24

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
	2022	2023
Net income per share – diluted	$0.06	$0.01
Adjusted Net Income adjustments per share
Income tax expense	0.04	0.01
Amortization of acquired intangible assets	0.14	0.11
Stock-based compensation	0.05	0.08
Transaction expenses(1)	0.02	0.05
Restructuring(2)	—	0.03
Technology Transformation(3)	0.04	0.03
Gain on interest rate swaps(4)	—	—
Other(5)	—	—
Income tax effect(6)	(0.11)	(0.09)
Adjusted Earnings Per Share – diluted	$0.25	$0.24

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	99,186,456	95,350,342
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	—	—
Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method)	99,186,456	95,350,342
_______________
(1)Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation.
(3) Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of gain on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2023 for additional information on interest rate swaps.
(5) Consists of costs related to loss on foreign currency transactions.
(6)     Normalized effective tax rates of 30.1% and 27.0% have been used to compute Adjusted Net Income for the three months ended March 31, 2022 and 2023, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

For further detail, see the footnotes to Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three months ended March 31, 2022 and 2023.

	Three Months Ended March 31,
(in thousands)	2022	2023
Net cash provided by operating activities	$3,445	$11,282
Purchases of intangible assets and capitalized software	(3,742)	(4,120)
Purchases of property and equipment	(1,495)	(140)
Free Cash Flow	$(1,792)	$7,022